SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported): November 1, 2002

OneSource Information Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25849	04-3204522

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Baker Avenue
Concord, MA		01742

Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 318-4300

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Registration Rights Agreement dated November 1, 2002 by and among the Registrant, ValueAct Capital Partners, L.P., a Delaware limited partnership, ValueAct Capital Partners II, L.P., a Delaware limited partnership, and ValueAct Capital International, Ltd., a British Virgin Islands corporation (collectively “ValueAct”).

99.1	Press release, dated November 5, 2002, by the Registrant.

Item 9. Regulation FD Disclosure.

On November 1, 2002 OneSource Information Services, Inc. (the “Registrant”) entered into a Registration Rights Agreement dated as of November 1, 2002 (the “Registration Rights Agreement”) by and among the Registrant, ValueAct Capital Partners, L.P., a Delaware limited partnership, ValueAct Capital Partners II, L.P., a Delaware limited partnership, and ValueAct Capital International, Ltd., a British Virgin Islands corporation (collectively “ValueAct”). Pursuant to the Registration Rights Agreement the Registrant granted ValueAct certain registration rights in connection with ValueAct’s purchase of 3,477,297 shares of Common Stock of the Registrant. In connection with the purchase of such shares by ValueAct, Peter H. Kamin has been appointed to the Board of Directors of the Registrant. The Registration Rights Agreement is filed herewith as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

On November 5, 2002, the Registrant issued a press release regarding the Registration Rights Agreement (the “Press Release”) and the related transactions. The Press Release is filed herewith as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

ONESOURCE INFORMATION SERVICES, INC.

Date: November 6, 2002	By: /s/ Roy D. Landon Roy D. Landon Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement dated November 1, 2002 by and among the Registrant, ValueAct Capital Partners, L.P., a Delaware limited partnership, ValueAct Capital Partners II, L.P., a Delaware limited partnership, and ValueAct Capital International, Ltd., a British Virgin Islands corporation (collectively “ValueAct”).

99.1	Press release, dated November 5, 2002, by the Registrant.

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